AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 8, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MIDDLE KINGDOM ALLIANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4293876
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 Sandy Springs Circle, Suite 223
Atlanta, GA 30328
(Address of Principal Executive Offices)(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities to be Registered Pursuant to Section 12(g) of the Act:

Series A Units, each consisting of one share of Common Stock and five non-redeemable Class A Warrants

(Title of class)

Series B Units, each consisting of one share of Class B Common Stock and one redeemable Class B Warrant

(Title of class)

Common Stock, par value $0.001 per share

(Title of class)

Class B Common Stock, par value $0.001 per share

(Title of class)

Class A Warrants, each to purchase one share of Common Stock

(Title of class)

Class B Warrants , each to purchase one share of Common Stock

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Item 1. Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained in the section entitled “Description of Securities” in the prospectus included in the Registration Statement of the Registrant on Form S-1, File No. 333-133475, filed with the U.S. Securities and Exchange Commission on April 21, 2006, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference to such filing. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits

The following exhibits required to be filed by this item are, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

Exhibit 3.1	Amended and Restated Certificate of Incorporation
Exhibit 3.2	Bylaws
Exhibit 4.1	Specimen Series A Unit Certificate
Exhibit 4.2	Specimen Series B Unit Certificate
Exhibit 4.3	Specimen Common Stock Certificate
Exhibit 4.4	Specimen Class B Common Stock Certificate
Exhibit 4.5	Specimen Class A Warrant Certificate
Exhibit 4.6	Specimen Class B Warrant Certificate
Exhibit 4.8	Form of Class A Warrant Agreement
Exhibit 4.9	Form of Class B Warrant Agreement
Exhibit 10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Co. and the Initial Stockholders
Exhibit 10.4	Form of Registration Rights Agreement among the Registrant and Initial Stockholders

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 7, 2006

MIDDLE KINGDOM ALLIANCE CORP.

By:	/s/ David A. Rapaport
David A. Rapaport
Title: Secretary and General Counsel

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